Exhibit (e)(3)

AMENDMENT NO. 1 TO

MUTUAL CONFIDENTIALITY AGREEMENT

This Amendment No. 1 to Mutual Confidentiality Agreement (the “Amendment”) is entered into by and between G1 Therapeutics, Inc., a Delaware corporation (“G1 Therapeutics”) and Pharmacosmos A/S (“Pharmacosmos”) and is effective as of July 11, 2024 (the “Effective Date”).

WHEREAS, Pharmacosmos and G1 Therapeutics are parties to a Mutual Confidentiality Agreement dated February 6, 2024 (the “Agreement”); and

WHEREAS, the parties wish to amend the Agreement.

NOW, THEREFORE, BE IT RESOLVED that, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment of the Agreement. The third “WHEREAS” clause on page 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“WHEREAS

in order for each Party to engage in discussions related to a possible negotiated business transaction (the “Purpose”), it may be necessary for each Party to disclose certain confidential information regarding its business to the other Party; and”

2. Miscellaneous.

a. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

b. Except as specifically contemplated by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

c. This Amendment may be executed by electronic means (including .PDF) and in any number of counterparts, each of which when executed and delivered, shall constitute an original, but all of which together shall constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart..

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the Effective Date.

G1 THERAPEUTICS, INC.:			PHARMACOSMOS A/S:

	/s/ Mark Avagliano		/s/ Morten Faester

By:	Mark Avagliano	By:	Morton Faester

Name:		Name:

Title:		Title:

Date:		Date:

Confidential